UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

VISUALANT, INC.

(Name of Registrant as Specified in Its Charter)

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Copies of all communications to:

James F. Biagi, Jr.

Monahan & Biagi, PLLC

701 5th Avenue, Suite 2800

Seattle, WA  98104-7023

(206) 587-5700, (206) 587-5710 (fax)

VISUALANT, INC.

500 Union Street, Suite 406

Seattle, Washington 98101

(206) 903-1351

Notice of the 2011 Annual Meeting of Stockholders

Date:	April 29, 2011

Time:	12:00 p.m.

Location:	Offices of Visualant, Inc. 500 Union Street, 9th Floor Conference Floor Seattle, WA 98101

Proposals:

1.           To elect eight nominees to serve on the Board until the 2012 Annual Meeting of Stockholders;

2.           To adopt the Visualant, Inc. 2011 Stock Incentive Plan;

3.           To ratify the appointment of Madsen & Associates CPA’s, Inc. of Murray, Utah as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011; and

4.           To transact such other business that may properly come before the Annual Meeting, and any adjournments thereof.

Who Can Vote:	Stockholders of record at the close of business on March 18, 2011.

How You Can Vote:	You may vote your proxy by marking, signing and dating the enclosed proxy card and returning it as soon as possible using the enclosed envelope.

Who May Attend:	Only persons with evidence of stock ownership or who are guests of the Company may attend the Annual Meeting. Photo identification is required (a valid driver’s license or passport is preferred).

•            If your shares are registered in your name, you must bring the proxy card.

•            If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of such shares.

By authorization of the Board of Directors,

Mark Scott

Secretary

Seattle, WA

March 31, 2011

Your Vote Is Important. Whether You Own One Share or Many, Your Prompt Cooperation in Voting Your Proxy is Greatly Appreciated.

PROXY STATEMENT

FOR THE

2011 ANNUAL MEETING OF STOCKHOLDERS

OF

VISUALANT, INC.

TO BE HELD ON APRIL 29, 2011

Solicitation

This Proxy Statement, the accompanying proxy card and the Annual Report to Stockholders of Visualant, Inc. (the “Company”) are being mailed on or about March 31, 2011. The Board of Directors (the “Board”) of the Company is soliciting your proxy to vote your shares at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on all matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held April 29, 2011.

This Proxy Statement and Visualant, Inc.’s Annual Report on Form 10-K for the fiscal year ended

September 30, 2010 are both available at www.visualant.net

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the Company the authority to vote your shares in the manner you indicate on your proxy card.

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts, and custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards to your broker. You should vote on and sign each proxy card you receive.

Voting Information

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Annual Meeting if you own shares of common stock of the Company at the close of business on our record date of March 18, 2011.

How many shares of Common Stock may vote at the Meeting?

As of January 31, 2011, there were 39,392,160 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter presented.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with American Stock Transfer and Trust Company, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How do I vote my shares?

If you are a “stockholder of record,” you can vote your proxy by mailing in the enclosed proxy card. Please refer to the specific instructions set forth in the enclosed proxy card.

If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of all eight nominees to serve on the Board until the 2012 Annual Meeting of Stockholders.

Proposal 2 —	FOR to adopt the Visualant, Inc. 2011 Stock Incentive Plan.

Proposal 3 —	FOR to ratify the appointment of Madsen & Associates CPA’s, Inc. of Murray, Utah as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

What are my choices when voting?

Proposal 1 —	You may cast your vote in favor of electing the nominees as directors or vote against or withhold your vote with respect to one or more individual nominees.

Proposals 2 to 3 —	You may cast your vote in favor of or against each proposal, or you may abstain from voting your shares.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return your proxy card without indicating how you want your shares to be voted, the named proxies will vote your shares as follows, in accordance with the recommendations of the Board:

Proposal 1 —	FOR the election of all five nominees to serve on the Board until the 2011 Annual Meeting of Stockholders.

Proposal 2 —	FOR to adopt the Visualant, Inc. 2011 Stock Incentive Plan.

Proposal 3 —	FOR ratifying the appointment of Madsen & Associates CPA’s, Inc. of Murray, Utah as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2011.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Annual Meeting, are counted for quorum purposes, and other than for Proposal 1, will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

Can I change my vote after I have mailed in my proxy card?

You may revoke your proxy by doing one of the following:

•	By sending a written notice of revocation to the Secretary of the Company that is received prior to the Annual Meeting, stating that you revoke your proxy;

•	By signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card(s); or

•	By attending the Annual Meeting and voting your shares in person.

What vote is required to approve or ratify each proposal?

Proposal 1 requires a plurality of the votes cast to elect a director.

Proposals 2 to 3 require the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting.

Who will count the votes?

Representatives from the Company will count the votes and serve as our Inspector of Election. The Inspector of Election will be present at the Annual Meeting.

Who pays the cost of this proxy solicitation?

Proxies will be solicited by mail, and we will pay all expenses of preparing and soliciting such proxies. We have also arranged for reimbursement, at the rates suggested by brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record.

Is this Proxy Statement the only way that proxies are being solicited?

No. We have also arranged for brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record. Our directors, officers and employees may also solicit proxies but such persons will not be specifically compensated for such services.

If you have any further questions about voting your shares or attending the Annual Meeting, please call the Company’s Investor Relations department at (206) 903-1351.

PROPOSAL 1

Election of Directors

Composition of the Board

Currently, the Board consists of eight directors with no vacancies. If elected, each of the director nominees will serve on the Board until the 2012 Annual Meeting of Stockholders, or until their successors are duly elected and qualified in accordance with the Company’s Bylaws. If any of the eight nominees should become unable to serve upon his or her election, the persons named on the proxy card as proxies may vote for other person(s) nominated by the Board. Management has no reason to believe that any of the eight nominees for election named below will be unable to serve.

Note About New Rules Relating to Broker Voting

Under new rules approved by the Securities and Exchange Commission effective as of January 1, 2010, brokers are no longer entitled to use their discretion to vote uninstructed proxies in uncontested director elections. In other words, if your shares are held by your broker in “street name” and you do not provide your broker with instructions about how your shares should be voted in connection with this proposal, your shares will not be voted and a “broker non-vote” will result. Therefore, if you desire that your shares be voted in connection with the election of our Board, it is imperative that you provide your broker with voting instructions.

Your Board Recommends That Stockholders Vote FOR All Eight Nominees Listed Below

Our directors and executive officers, their ages, their respective offices and positions, and their respective dates of election or hire are as follows:

Name	Age	Positions and Offices Held	Since

Ronald Erickson	67	Chairman of the Board, Chief Executive Officer and Director	April 24, 2003

Mark Scott	57	Chief Financial Officer and Secretary	May 10, 2010

Bradley Sparks	64	Director	November 10, 2006

Jon Pepper	59	Independent Director	April 19, 2006

Dr. Masahiro Kawahata	74	Independent Director	April 19, 2006

Marco Hegyi	52	Independent Director	February 14, 2008

Yoshitami Arai	79	Independent Director	October 8, 2008

James Gingo	58	Independent Director	June 8, 2010

Paul Bonderson	58	Independent Director	June 8, 2010

Nominees for Election as Directors

Our Management Directors

RONALD P. ERICKSON has been a director and officer of the Company since April 24, 2003. He currently serves as the Company’s Chairman, Chief Executive Officer and President.  He was appointed to the positions of CEO and President on November 10, 2009.  Earlier, he was appointed President and Chief Executive Officer of the Company on September 29, 2003, and resigned from this position on August 31, 2004 at which time he was appointed Chairman of the Board. A seasoned executive with more than 30 years of experience in the high technology, telecommunications, micro-computer, and digital media industries, Mr. Erickson was the founder of Visualant. In addition to his Visualant responsibilities he also serves as Chairman of ivi, Inc. a streaming media company and eCharge Corporation an Internet based transaction processing company. He is formerly Chairman, CEO and Co-Founder of Blue Frog Media, a mobile media and entertainment company; Chairman, CEO and Co-founder of GlobalTel Resources, a provider of telecommunications services; Chairman, Interim President and CEO of Egghead Software, Inc. the large software reseller where he was an original investor; Chairman and CEO of NBI, Inc.; and Co-founder of MicroRim, Inc. the database software developer. Earlier, Mr. Erickson practiced law in Seattle and worked in public policy in Washington, DC and New York, NY. Additionally, Mr. Erickson has been an angel investor and board member of a number of public and private technology companies. Mr. Erickson has a BA from Central Washington University, a MA from the University of Wyoming and a JD from the University of California, Davis. He is licensed to practice law in the State of Washington and the District of Columbia.

JAMES GINGO has served as an independent director since June 8, 2010. TransTech Systems, Inc. (“TransTech”) was founded in 1994 and has been led by James Gingo as its President and founder since then TransTech is a distributor of access control and authentication systems serving the security and law enforcement markets. Mr. Gingo’s guidance, experience and great depth of knowledge combined to make TransTech a respected national reputation for outstanding product knowledge, sales and service excellence. James Gingo is a highly regarded industry veteran and one of the early members of the Document Security Alliance, an organization co-founded by the United States Secret Service and concerned industry representatives after the events of 9/11. He sits on the Board of the Security Industry Association.

BRADLEY E. SPARKS currently serves as a director. On November 12, 2009, Mr. Sparks resigned as the Company’s Chief Executive Officer and President.  He held these positions since November 2006.  Mr. Sparks currently serves as the Chief Financial Officer for Laredo Oil, Inc.  Before joining Visualant in 2006, he served as Chief Financial Officer of WatchGuard Technologies, Inc. from 2005-2006.  Previous to WatchGuard, he was the founder and managing director of Sunburst Growth Ventures, LLC, a private investment firm specializing in emerging-growth companies.  Earlier, he founded Pointer Communications and served as Chief Financial Officer for several publicly-held telecommunications companies, including eSpire Communications, Inc., Digex, Inc., Omnipoint Corporation, and WAM!NET.  He also served as Vice President and Treasurer of MCI Communications from 1988-1993 and as Vice President and Controller from 1993-1995.  Before his tenure at MCI, Mr. Sparks held various financial management positions at Ryder System, Inc.  Mr. Sparks also serves on the Board of Directors for iCIMS, a privately--held software company and Comrise China, also a privately—held company. Mr. Sparks graduated from the United States Military Academy at West Point and is a former Army Captain in the Signal Corps. He has an MS in Management from the Sloan School of Management at MIT and is a licensed CPA in Florida.

Our Independent Directors

JON PEPPER has served as an independent director since April 19, 2006. Mr. Pepper is the co-founder of Pepcom [www.pepcom.com], an industry leader at producing press-only technology showcase events around the country. Prior to that Pepper started the DigitalFocus newsletter, a ground-breaking newsletter on digital imaging that went to leading influencers worldwide. Pepper has been closely involved with the high technology revolution since the beginning of the personal computer era. He was formerly a well-regarded journalist and columnist; his work on technology subjects appeared in The New York Times, Fortune, PC Magazine, Men's Journal, Working Woman, PC Week, Popular Science and many other well known publications. Pepper was educated at Union College in Schenectady, New York and the Royal Academy of Fine Arts in Copenhagen.

DR. MASAHIRO KAWAHATA has served as an independent director since April 19, 2006. Dr. Kawahata is the former Director of the Fujitsu Research Institute. He is known in Japan as "the father of multimedia" for his work as National Program Director in developing the nationwide fiber optic network. Early in 2005, the U.S. Government officially acknowledged him as "Non-U.S. Scientist of Extraordinary Ability". Dr. Kawahata has taught at Tokai University, is a Consulting Professor at Stanford University, Provost's Distinguished Professor at the University of Southern California and Visiting Professor at the University of Washington. He has served as a Director of numerous technology companies, and has received several prestigious awards in the United States and Japan.

MARCO HEGYI has served as an independent director since February 14, 2008. Mr. Hegyi has been a principal with the Chasm Group since 2006, where he combines his expertise in, and passion for helping companies expand their businesses with innovative technologies and collaborative partnership strategies using mobile and wireless platforms, service business models and Internet marketing programs.

Prior to working as a strategic advisor, Mr. Hegyi served as Senior Director, Global Product Management, at Yahoo Search Marketing during 2006. Prior to Yahoo, Mr. Hegyi was at Microsoft leading program management for Microsoft Windows and Office beta releases aimed at software developers from 2001 to 2006. While at Microsoft, he formed new service concepts and created operating programs to extend the depth and breadth of the company’s unparalleled developer eco-system, including managing offshore, outsource teams in China and India, and being the named inventor of a filed Microsoft patent for a business process in service delivery.

Mr. Hegyi earned a Bachelor of Science degree in Information and Computer Sciences from the University of California, Irvine, and has completed advanced studies in innovation marketing, advanced management, and strategy at Harvard Business School, Stanford University, UCLA Anderson Graduate School of Management, and MIT Sloan School of Management.

YOSHITAMI ARAI has served as an independent director since October 8, 2008. Mr. Arai brings strategic experience, a broad global business network, and sophisticated business acumen to the board. He has performed in many professional and civic capacities throughout Japan and abroad, and has served as Director and Senior Executive of international organizations including 7-Eleven, Tokyu Hotels, Systems International, Catalina Marketing and Sony.

PAUL BONDERSON has served as an independent director since June 8, 2010. Mr. Bonderson has more than 30 years of technical experience in the computer industry, spanning both hardware and software engineering, engineering management, and product development. Prior to co-founding Brocade Communications Systems in 1995, Bonderson held engineering management positions at industry leading companies including Intel Corporation and Sun Microsystems, Inc. Since retiring from Brocade, Bonderson has been an active philanthropist. He is a member of the Board of Trustees of the Wetlands America Trust, Inc., the organization responsible for managing the endowment and land holdings of Ducks Unlimited. He is also a Senior Advisory Vice President and Board Member of Ducks Unlimited. Additionally, Mr. Bonderson serves on the Advisory Committee of the School of Engineering and the Foundation Board of California Polytechnic State University, San Luis Obispo, California.

Other Executive Officers

MARK SCOTT has served as Chief Financial Officer, Secretary and Treasurer since May 2010. He has significant financial, capital market and relations experience in public microcap companies. Mr. Scott continues to serve as Chief Financial Officer of IA Global, Inc., a position he has held since October 2003. Previously, he held executive financial positions with Digital Lightwave; Network Access Solutions; and Teltronics, Inc. He has also held senior financial positions at Protel, Inc., Crystals International, Inc., Ranks Hovis McDougall, LLP and Brittania Sportswear, and worked at Arthur Andersen. As a member of the National Association of Corporate Directors, Mr. Scott is a certified corporate director. Mr. Scott is also a certified public accountant.

CORPORATE GOVERNANCE

Code of Conduct and Ethics

The Company has adopted conduct and ethics standards titled the Code of Conduct and Ethics (the “Code of Conduct”), which are available at www.visualant.net. These standards were adopted by the Board to promote transparency and integrity of the Company. The standards apply to the Board, executives and employees. Waivers of the requirements of the Code of Conduct or associated polices with respect to members of the Board or executive officers are subject to approval of the full Board.

The Company’s Code of Conduct includes the following:

- promotes honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

- promotes the full, fair, accurate, timely and understandable disclosure of the Company’s financial results in accordance with applicable disclosure standards, including, where appropriate, standards of materiality;

- promotes compliance with applicable SEC and governmental laws, rules and regulations;

- deters wrongdoing; and

- requires prompt internal reporting of breaches of, and accountability for adherence to, the Code of Conduct.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Code of Conduct, the Audit Committee and the Board are charged with resolving any conflict of interest involving management, the Board and employees on an ongoing basis.

Review and Approval of Related Person Transactions

The Company has operated under a Code of Conduct for many years. The Company’s Code of Conduct requires all employees, officers and directors, without exception, to avoid the engagement in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review and approval to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to the Company than could be obtained from an unrelated person.

The Audit Committee is responsible for reviewing and approving all transactions with related persons. The Company has not adopted a written policy for reviewing related person transactions. The Company reviews all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed.

Director Independence

The Board has affirmatively determined that each of Messrs. Pepper, Kawahata, Hegyi, Arai and Bonderson are an independent director.  For purposes of making that determination, the Board used NASDAQ’s Listing Rules even though the Company is not currently listed on NASDAQ.

Communication with the Board or Members Thereof

Our directors are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to our Chief Executive Officer or Chief Financial Officer with a request to forward the same to the intended recipient. Alternatively, stockholders can direct correspondence to the Board, or any of its members, in care of the Company at 500 Union Street, Suite 406, Seattle, Washington 98101. The Company will direct the correspondence to the director. All such communications will be forwarded to the intended recipient unopened.

Nominations for Directors

Identifying Candidates

The Nominations and Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominations and Governance Committee considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Nominations and Governance Committee to assess his or her qualifications. Nominations must be addressed to the Chairman of the Nominations and Governance Committee in care of the Secretary of the Company at the Company’s headquarters address listed below, and must be received no later than November 18, 2011, in order to be included in the proxy statement for the next annual election of directors.

Chairman of the Nominations and Governance Committee

Visualant, Inc.

500 Union Street, Suite 406,

Seattle, Washington 98101

Qualifications

The Nominations and Governance Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential director candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership.

The Board has developed a group of criteria, which are designed to describe what qualities and characteristics are desired for the Board as a whole. The full Board conducts an annual self-evaluation of its membership with respect to the criteria. The purpose of this evaluation is to help ensure the Board remains comprised of members fulfilling the desired complement of talents and expertise for the Board as a whole. No single director is expected to have each criterion. There is no difference in the manner in which the Board evaluates persons recommended by directors, officers or employees and persons recommended by stockholders in selecting Board nominees.

The criteria are reviewed annually by the Nominations and Governance Committee and the Board to ensure they remain pertinent and robust. In general, they require that each director:

•	have the highest personal and professional ethics, integrity and values;
•	consistently exercise sound and objective business judgment; and
•	have experience in the areas of business that the Company operates in.

In addition, it is anticipated that the Board as a whole will have individuals with:

•	significant appropriate senior management and leadership experience;
•	a comfort with technology;
•	a long-term and strategic perspective; and
•	the ability to advance constructive debate and a global perspective.

Further, it is important for the Board as a whole to operate in an atmosphere where the chemistry between and among the members contributes to the Board’s success.

Candidate Selection Process

Upon receipt of a stockholder-proposed director candidate, the Chairman of the Nominations and Governance Committee assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to be filled by adding or replacing a director. A director profile is prepared by comparing the current list of criteria with the desired state and with the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Nominations and Governance Committee and the Chairman of the Board for discussion and review at the next Nominations and Governance Committee meeting. During the past fiscal year, the Company did not receive any stockholder-proposed director candidates.

Similarly, if at any time the Nominations and Governance Committee or the Board determines there may be a need to add or replace a director, the Corporate Secretary, the Nominations and Governance Committee Chairman and the Chairman of the Board develop a director profile by comparing the current list of criteria with the desired state. If no candidates are apparent from any source, the Nominations and Governance Committee will determine the appropriate method to conduct a search.

Regardless of how a candidate is brought to the Nominations and Governance Committee’s attention, qualified candidates are asked to conduct one or more personal interviews with appropriate members of the Board. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated. There is no difference in the manner in which the Board evaluates persons recommended by directors, officers or employees and persons recommended by stockholders in selecting Board nominees.

There is no controlling shareholder group.

MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. During the fiscal year that ended on September 30, 2010, the Board met 5 times and took action by written consent 2 times. All directors seeking reelection attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year that ended on September 30, 2010 except for Paul Bonderson, who joined the Board June 8, 2010 and attended 50% of the meetings. Although the Board does not have a formal policy regarding attendance by the members of the Board at the annual meeting of the Company, all members of the Board are requested to attend the annual meeting of stockholders. An Annual Meeting of Stockholders was not held during the fiscal year that ended on September 30, 2010.

 Committees of the Board of Directors

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, the Nominations and Governance Committee and the Compensation Committee. The Committees were formed July 22, 2010. The Compensation committee is comprised solely of non-employee, independent directors. The Nominations and Governance committee has one management director, Jim Gingo as Chairman. The Audit Committee has one management director, Bradley Sparks as chairman. Charters for each committee are available on the Company’s website at www.visualant.net. The table below shows current membership for each of the standing Board committees.

Audit	Compensation	Nominating

Bradley Sparks (Chairman)	Marco Hegyi (Chairman)	Jim Gingo (Chairman)
Marco Hegyi	Yoshitami Arai	Paul Bonderson
Jon Pepper	Jon Pepper	Dr. Kawahata

Audit Committee

The Audit Committee has three members and met one time during the fiscal year that ended on September 30, 2010. The Audit Committee is comprised solely of non-employee Directors, except for Bradley Sparks, a management Director.  The Board has determined that all the members of the Audit Committee are financially literate. The Board also has determined that Mr. Bradley Sparks, Chairman of the Audit Committee, is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and as adopted under the Sarbanes-Oxley Act of 2002. The Board has adopted a charter for the Audit Committee, a copy of which is available on the Company’s website at www.visualant.net.

The Audit Committee’s responsibilities, discussed in detail in the charter include, among other duties, the responsibility to:

- appoint the independent registered accounting firm;

- review the arrangements for and scope of the audit by independent registered accounting firm;

- review the independence of the independent registered accounting firm;

- consider the adequacy and effectiveness of the system of internal accounting and financial controls and review any    proposed corrective actions;

- review and monitor our policies regarding business ethics and conflicts of interest;

- discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters; and

- review the activities and recommendations of our accounting department

Nominations and Governance Committee

The Nominations and Governance Committee has three members and did not meet during the fiscal year that ended on September 30, 2010. Nominations and Governance Committee is comprised solely of non-employee Directors, except for Jim Gingo, a management Director.  The Committee was formed on July 22, 2010. The Board has adopted a charter for this committee, which is available on the Company’s website at www.visualant.net.

The Nominations and Governance Committee’s responsibilities, discussed in detail in the charter include, among other duties, the responsibility to:

•	assist the Board in indentifying individuals qualified to become Board members, and recommend to the Board the nominees for election as directors at the next annual meeting of stockholders;

•	develop and recommend to the Board the corporate governance guidelines applicable to the Company; and

•

serve in an advisory capacity to the Board and Chairman of the Board on matters of organization, management succession plans, major changes in the organizational structure of the Company and the conduct of board activities.

Compensation Committee

The Compensation Committee has three members and did not meet during the fiscal year that ended on September 30, 2010. The Committee was formed on July 22, 2010. The Compensation Committee is comprised solely of non-employee directors, all of whom the Board has determined are independent. The Board has adopted a charter for the Compensation Committee, which is available on the Company’s website at www.visualant.net.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•	recommend the base salary, incentive compensation and any other compensation for the Company’s Chief Executive Officer;

•	approve the base salary, incentive compensation and any other compensation for the other officers of the Company;

•	recommend the annual compensation for the Company’s non-employee directors; and

•	administer the 20011Stock Incentive Plan, including the review of all stock option, restricted stock, or other award grants pursuant to this plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee during the fiscal year that ended on September 30, 2010 served as an officer, former officer, or employee of the Company or participated in a related party transaction that would be required to be disclosed in this proxy statement. Further, during this period, no executive officer of the Company served as:

•

a member of the Compensation Committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation Committee.

Board Structure and Role in Risk Oversight

The entire Board is responsible for risk overnight. Mr. Ronald Erickson is Chairman of the Board. There is no lead independent director. The Company believes this structure provides acceptable risk oversight by utilizing the skills of each director.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers who served during the year that ended on September 30, 2010. This compensation discussion primarily focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year. We also describe compensation actions taken after the last completed fiscal year to the extent that it enhances the understanding of our executive compensation disclosure.

The Compensation Committee of the Board has responsibility for overseeing, reviewing and approving executive compensation and benefit programs in accordance with the Compensation Committee’s charter.  The members of the Compensation Committee are Marco Hegyi (Chairman), Yoshitami Arai and Jon Pepper.

On November 17, 2009, Mr. Erickson assumed the positions of CEO, President and interim CFO, Secretary and Treasurer as a result of the resignation of Mr. Bradley Sparks from those positions.  Mr. Sparks continues to serve as a Director of the Company.  On May 10, 2010, Mr. Erickson resigned from the positions of CFO, Secretary and Treasurer and Mark Scott was appointed to those positions.

The Company closed the acquisition of TransTech on June 8, 2010. James Gingo and Paul Bonderson, a TransTech investor, joined the Board of Directors on June 8, 2010.

Compensation Philosophy and Objectives

The major compensation objectives for named executive officers are as follows:

•	to attract and retain highly qualified individuals capable of making significant contributions to the long-term success of the Company;

•	to motivate and reward named executive officers whose knowledge, skills, and performance are critical to the Company’s success;

•	to closely align the interests of the Company’s named executive officers and other key employees with those of its shareholders; and

•	to utilize incentive based compensation to reinforce performance objectives and reward superior performance; and

Role of Chief Executive Officer in Compensation Decisions

The Board approves all compensation for the chief executive officer. The Compensation Committee makes recommendations on the compensation for the chief executive officer and approves all compensation decisions, including equity awards, for the named executive officers of the Company. The Company’s chief executive officer makes recommendations regarding the base salary and non-equity compensation of other named executive officers that are approved by the Compensation Committee in its discretion.

Setting Executive Compensation

The Compensation Committee believes that compensation for named executive officers must be managed to what the Company can afford and in a way that allows for the Company to meet its goals for overall performance. During 2010, the Committee compensated its Chief Executive Officer with a stock award and a stock option grant. During 2010, the Committee compensated its Chief Financial Officer with a stock award and a $2,000 monthly consulting fee. This compensation reflected the financial condition of the Company. Other named executive officers were paid by TransTech during 2010. The Compensation Committee does not use a peer group of publicly-traded and privately-held companies in structuring the compensation packages.

Executive Compensation Components for the Year Ended September 30, 2010

The Compensation Committee did not use a formula for allocating compensation among the elements of total compensation during the fiscal year that ended on September 30, 2010. The Compensation Committee believes that in order to attract and retain highly effective people it must maintain a flexible compensation structure. For fiscal 2010, the principal components of compensation for named executive officers were base salary and consulting fees, stock awards and stock option grants.

Base Salary

Base salary is intended to ensure that the Company’s employees are fairly and equitably compensated. Generally, base salary is used to appropriately recognize and reward the experience and skills that employees bring to the Company and provides motivation for career development and enhancement. Base salary ensures that all employees continue to receive a basic level of compensation that reflects any acquired skills which are competently demonstrated and are consistently used at work.

Base salaries for the Company’s named executive officers are initially established based on their prior experience, the scope of their responsibilities and the applicable competitive market compensation paid by other companies for similar positions. During 2010, the Compensation Committee did not pay a base salary to Mr. Erickson.  Mr. Scott was paid consulting income of $2,000 per month. Mr. Erickson and Mr. Scott were compensated as described based on the financial condition of the Company.  The Board established a base salary for Mr. Gingo based on competitive market compensation paid by other companies for similar positions.

Performance-Based Incentive Compensation

The Compensation Committee believes incentive compensation reinforces performance objectives, rewards superior performance and is consistent with the enhancement of stockholder value. All of the Company’s named executive officers are eligible to receive performance-based incentive compensation. The Compensation Committee did not pay a cash component of performance-based incentive compensation paid to the named executive officers during 2010 based on the financial condition of the Company.

Mr. Sparks resigned November 17, 2009 and did not receive incentive compensation during the fiscal year ended September 30, 2010.

Mr. Erickson’s incentive compensation during fiscal 2010 included the following:

The Board approved 2,000,000 shares of restricted common stock issued by the Company on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010.

Mr. Scott’s incentive compensation during fiscal 2010 included the following:

The Board approved 1,000,000 shares of restricted common stock issued by the Company on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010.

Mr. Gingo was not paid incentive compensation during the fiscal year ended September 30, 2010.

Ownership Guidelines

The Compensation Committee does not require our named executive officers to hold a minimum number of the Company’s shares. However, to directly align the interests of executive officers with the interests of the stockholders, the Compensation Committee encourages each named executive officer to maintain an ownership interest in the Company.

Stock Option Program

Stock options are an integral part of our executive compensation program. They are intended to encourage ownership and retention of the Company’s common stock by named executive officers and employees, as well as non-employee members of the Board. Through stock options, the objective of aligning employees’ long-term interest with those of stockholders may be met by providing employees with the opportunity to build a meaningful stake in the Company.

The Stock Option Program assists the Company by:

- enhancing the link between the creation of stockholder value and long-term executive incentive compensation;

- providing an opportunity for increased equity ownership by executive officers; and

- maintaining competitive levels of total compensation.

Stock option award levels are determined by the Compensation Committee and vary among participants’ positions within the Company. Newly hired executive officers or promoted executive officers are generally awarded stock options, at the discretion of the Compensation Committee, at the next regularly scheduled Compensation Committee meeting on or following their hire or promotion date. In addition, such executives are eligible to receive additional stock option on a discretionary basis after performance criteria are achieved.

Options are awarded at the closing price of the Company's common stock on the date of the grant or last trading day prior to the date of the grant. The Compensation Committee’s policy is not to grant options with an exercise price that is less than the closing price of the Company's common stock on the grant date.

Generally, the majority of the options granted by the Compensation Committee vest quarterly over two to three years or annually over five years of the 5-10-year option term. Vesting and exercise rights cease upon termination of employment and/or service, except in the case of death (subject to a one year limitation), disability or retirement. Stock options vest immediately upon termination of employment without cause or an involuntary termination following a change of control. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Ronald Erickson, the Company’s Chief Executive Officer, received the following stock option grant during the year then ended September 30, 2010:

On May 10, 2010, the Board of Directors authorized to Ronald Erickson or his designee the grant of non-qualified options to purchase 3,000,000 shares of the Company’s common stock at $0.15 per share. The non- qualified stock option grant vests quarterly over two (2) years and expires in ten (10) years.

Mr. Scott, the Company’s Chief Financial Officer and Mr. Gingo, the Chief Executive Officer of TransTech Systems, Inc. did not receive a stock option grant during the year then ended September 30, 2010.

Retirement and Other Benefits

The Company has no other retirement, savings, long-term stock award or other type of plans for the named executive officers.

Perquisites and Other Personal Benefits

During the year then ended September 30, 2010, the Company did not provide the named Chief Executive or Financial Officers with perquisites and other personal benefits. Mr. James Gingo was provided perquisites and other personal benefits, including medical insurance and a 401 plan that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The committee expects to review the levels of perquisites and other personal benefits provided to named executive officers.

Currently, the Company has Employment Agreements with Mark Scott and James Gingo which are discussed at page 16. The James Gingo Employment Agreement contains potential payments upon termination which are discussed at page 18.

Tax and Accounting Implications

Deductibility of Executive Compensation

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") generally denies a deduction to any publicly held corporation for compensation paid to its chief executive officer and its three other highest paid executive officers (other than the principal financial officer) to the extent that any such individual's compensation exceeds $1 million. “performance-based compensation” (as defined for purposes of Section 162(m)) is not taken into account for purposes of calculating the $1 million compensation limit, provided certain disclosure, shareholder approval and other requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exceptions to Section 162(m). However, we may authorize compensation payments that do not comply with the exceptions to Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer's performance.

Section 409A is a relatively recent provision of the Code. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Code, and such benefits do not comply with Section 409A of the Code, the executive would be subject to adverse tax treatment, including accelerated income recognition (in the first year that benefits are no longer subject to a substantial risk of forfeiture) and an additional income tax of 20% of the amount so recognized.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including its Stock Option Program in accordance with the requirements of ASC 718, “Compensation-Stock Compensation.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed entirely of independent directors in accordance with the applicable laws and regulations, sets and administers policies that govern the Company's executive compensation programs, and incentive and stock programs. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Marco Hegyi, Chairman

Yoshitami Arai

Jon Pepper

REMUNERATION OF EXECUTIVE OFFICERS

The following table provides information concerning remuneration of the chief executive officer, the chief financial officer and another named executive officer for the fiscal years then ended September, 2010, 2009 and 2008.

Summary Compensation Table

						Non-Equity
						Incentive
					Stock	Plan	Option	Other
			Salary	Bonus	Awards	Compensation	Awards	Compensation	Total
Name	Principal Position		($) (1)	($)	($) (2)	($)	($) (3)	($) (4)	($)
Salary-
Ronald Erickson	Chief Executive Officer	9/30/2010	$—	$—	$40,000	$—	$52,662	$—	$92,662
	Chairman of the Board	9/30/2009	$—	$—	$—	$—	$—	$—	$—
		9/30/2008	$—	$—	$—	$—	$—	$—	$—

Mark Scott	Chief Financial Officer	9/30/2010	$—	$—	$20,000	$—	$—	$10,000	$30,000
	Secretary	9/30/2009	$—	$—	$—	$—	$—	$—	$—
		9/30/2008	$—	$—	$—	$—	$—	$—	$—

Bradley Sparks	Former Chief Executive Officer	9/30/2010	$28,000	$—	$—	$—	$—	$—	$28,000
	Director	9/30/2009	$240,000	$—	$—	$—	$139,786	$—	$379,786
		9/30/2008	$240,000	$—	$—	$—	$139,786	$—	$379,786

James Gingo	Chief Executive Officer,	9/30/2010	$62,649	$—	$—	$—	$—	$—	$62,649
	TransTech Systems, Inc.	9/30/2009	$—	$—	$—	$—	$—	$—	$—
		9/30/2008	$—	$—	$—	$—	$—	$—	$—

(1)         The amounts for Mr. Sparks include salary accrued, but not paid to Mr. Sparks. The amount for Mr. Gingo includes salary from June 8, 2010 to September 30, 2010.   TransTech was acquired June 8, 2010.

(2)          The 2010 amount for Mr. Erickson reflects 2,000,000 shares of restricted common stock issued by the Company on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010. The 2010 amount for Mr. Scott reflects 1,000,000 shares of restricted common stock issued by the Company on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010.

(3)         These amounts reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years then ended September 30, 2010, 2009 and 2008, in accordance with FASB ASC Topic 718 of awards pursuant to the 2005 Stock Option Plan. Assumptions used in the calculation of this amount are included in footnotes to the Company's audited financial statements for the fiscal years then ended September 30, 2010, 2009 and 2008.

(4)         The 2010 amount for 2010 for Mr. Scott includes consulting fees paid from May 5, 2010 to September 30, 2010.

Grants of Stock Based Awards (Not Granted Under Any Plan) in Fiscal Year Then Ended September 30, 2010

									All Other
		Estimated Future			Estimated Future			All Other	Option Awards;
		Payouts Under			Payouts Under			Stock Awards;	Number of
		Non-Equity Incentive Plan			Equity Incentive Plan			Number of	Securities	Exercise or	Grant Date
		Awards			Awards			Shares of	Underlying	Base Price of	Fair Value of
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Options	Option Awards	Stock and
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#) (1)	(#) (2)	($/Sh)	Option Awards

Ronald Erickson	5/10/2010	$ —	$ —	$ —	—	—	—	2,000,000	—	$0.020	$40,000
	5/10/2010	—	—	—	—	—	—	—	3,000,000	$0.018	$52,664

Mark Scott	5/10/2010	—	—	—	—	—	—	1,000,000	—	$0.020	$20,000

(1)         The 2010 amount for Mr. Erickson reflects 2,000,000 shares of restricted common stock issued by the Company on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010. The 2010 amount for Mr. Scott reflects 1,000,000 shares of restricted common stock issued by the Company on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010.

(2)         The amount shown in this column reflects the number of options granted pursuant to the 2005 Stock Plan and vest quarterly over two years.

Outstanding Equity Awards as of Fiscal Year Then Ended September 30, 2010

	Option Awards (1)					Stock Awards
	Number of	Number of	Number of					Number of	Market or
	Securities	Securities	Securities			Number of	Market Value	Unearned Shares,	Payout Value of
	Underlying	Underlying	Underlying			Shares or Units	of Shares or	Units or Other	Unearned Shares,
	Unexercised	Unexercised	Unexercised	Option		of Stock	Units of	Rights That	Units, or Other
	Options	Options	Unearned	Exercise	Option	That Have Not	Stock That	Have Not	Rights That Have
	Exercisable	Unexerciseable	Options	Price	Expiration	Vested	Have Not Vested	Vested	Not Vested
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

Ronald Erickson	375,000	2,625,000	—	$0.15	5/9/2020	—	$ —	—	$ —

Bradley Sparks	1,000,000	—	—	$0.75	11/9/2011	—	$ —	—	$ —

(1)         Mr. Erickson’s stock option grant vest quarterly over two years. Mr. Spark’s stock option grant vest 25% in the first month and 25% annually. Mr. Erickson’ stock option grant has a 10-year term and Mr. Spark’s stock option grant has a 5-yeat term, before they are no longer exercisable.

Option Exercises and Stock Vested

	Option Awards (1)		Stock Awards (2)
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
	(#)	($)	(#)	($)

Ronald Erickson	—	$ —	2,000,000	$40,000

Mark Scott	—	$ —	1,000,000	$20,000

James Gingo	—	$ —	—	$ —

Bradley Sparks	—	$ —	—	$ —

(1)         The Company’s named executive officers did not exercise any stock options during the year ended March 31, 2010, 2009 and 2008.

(2)         The 2010 amount for Mr. Erickson reflects 2,000,000 shares of restricted common stock issued by the Company on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010. The 2010 amount for Mr. Scott reflects 1,000,000 shares of restricted common stock issued by the Company on May 10, 2010. The restricted common stock was issued at the closing bid price of $.02 per share on May 7, 2010.

Pension Benefits

The Company does not provide any pension benefits.

Nonqualified Deferred Compensation

The Company does not have a nonqualified deferral program.

EMPLOYMENT AGREEMENTS

On November 17, 2009, Mr. Erickson assumed the positions of CEO, President and interim CFO, Secretary and Treasurer as a result of the resignation of Mr. Bradley Sparks from those positions.  Mr. Sparks continues to serve as a Director of the Company.  On May 10, 2010, Mr. Erickson resigned from the positions of CFO, Secretary and Treasurer and Mark Scott was appointed to those positions.

The Company closed the acquisition of TransTech on June 8, 2010. James Gingo and Paul Bonderson, a TransTech investor, joined the Board of Directors on June 8, 2010.

Agreement with Mark Scott

On May 10, 2010, the Board of Directors approved the appointment of Mr. Scott as Chief Financial Officer based on the (i) cash compensation of $2,000 per month until cash is available at which time cash compensation shall be increased to $8,000 per month; (ii) bonus cash compensation; shall be at the discretion of the senior executive and the board of directors; (iii) benefits after the closing of funding at discretion of Mr. Scott and equivalent to other employees in the company; and (iv) 1,000,000 shares of restricted common stock to be granted upon signing at the closing bid price of $.02 per share on May 7, 2010.

Agreement with James Gingo

On June 8, 2010, the Company entered into an Employment Agreement (“Gingo Agreement”) with Mr. Gingo. The Gingo Agreement has a three year term beginning on June 8, 2010 at the annual base salary of $200,000 per year. The Gingo Agreement provides for participation in the Company’s benefit programs available to other employees (including group insurance arrangements). Also under the Gingo Agreement, Mr. Gingo is eligible for discretionary performance bonuses based upon performance criteria to be determined by the Company’s Compensation Committee based on criteria under development up to 50% of his annual salary. If Mr. Gingo’s employment is terminated without Cause (as defined in the Gingo Agreement), Mr. Gingo will be entitled to a payment equal to one year’s annual base salary paid over the next year.

Definitions Used in Employment Agreements

The Agreement with Mark Scott does not contain any definitions. For purposes of the Gingo Agreement described above, the following definitions apply:

As used herein, “Cause” is defined as any of the following events which occur during the term of this agreement: (i) your repeated failure, in the reasonable, good faith judgment of the Board, to substantially perform your reasonable assigned duties or responsibilities as a Service Provider (defined below) as directed or assigned by the Board (other than a failure resulting from your Disability) continuing for a period of thirty (30) days or more following written notice thereof from the Board to you describing in reasonable detail those duties and/or responsibilities that the Board believes you have failed to perform; (ii) your engaging in knowing and intentional illegal conduct that was or is reasonably likely to be materially injurious to TransTech or the Company or its affiliates; (iii) your violation of a federal or state law or regulation, which was known or should have been known to you, applicable to TransTech or the Company’s business which violation was or is likely to be materially injurious to TransTech or the Company; (iv) your breach of a material term of this offer letter or any confidentiality agreement or invention assignment agreement between you and TransTech or the Company following written notice thereof from the Board to you and your failure to cure such breach within twenty (20) days of receipt of such notice; (v) your being convicted of, or entering a plea of nolo contendere to, a felony; or (vi) your committing any material act of dishonesty or fraud against, or the misappropriation of material property belonging to TransTech, the Company or its affiliates.

As used herein, “Change of Control” is defined as any one of the following occurrences: (a) Company is party to a merger or consolidation with or into another entity (or group of entities) (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold (solely in respect of their interests in the Company’s capital stock immediately prior to such merger or consolidation) at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity); (b) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a corporation, person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company, or (c) a sale, lease, assignment, transfer or disposal of all or substantially all of the assets of the Company (other than a pledge of such assets or grant of a security interest therein to a commercial lender in connection with a commercial lending or similar transaction); provided that the following shall not be considered a Change of Control: an equity financing of the Company in which the Company issues shares of its Common Stock or Preferred Stock.

As used herein, “Constructive Termination” is defined as any of the following, without your express written consent:  (i) a change in your title or position or a material reduction of your duties or responsibilities relative to your duties or responsibilities in effect immediately prior to such reduction, or your removal from such title, position, duties and responsibilities, unless you are provided with comparable title, duties, position and responsibilities; provided, however, that a reduction in duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the President of the Company remains as such following a change of control of the Company but is not made the President of the acquiring corporation) shall not constitute “Constructive Termination”; (ii) a reduction by the Company of your fixed cash compensation as in effect immediately prior to such reduction (unless such reduction constitutes a Board-approved, across-the-board salary reduction applicable to all similarly-situated employees at the Company); (iii) a reduction by the Company in the kind or level of employee benefits to which you are entitled immediately prior to such reduction with the result that your overall benefits package is significantly reduced (unless such reduction constitutes a Board-approved, across-the-board benefits reduction applicable to all similarly-situated employees at the Company); (iv) your relocation to a facility or a location more than 100 miles from Aurora, Oregon; or (v) the failure of the Company to obtain the assumption of this offer letter by any successor.

Potential Payments Upon Termination or Change in Control

The Company’s Employment Agreements with the named executive officers have provisions providing for severance payments as discussed below.

Mark Scott Termination Payments

Mark Scott does not receive any termination or change in control payments.

James Gingo Termination Payments

The following table shows the potential payments upon termination for James Gingo:

		Early	Not For Good	Change in
Executive	For Cause	or Normal	Cause	Control	Disability
Payments Upon	Termination	Retirement	Termination	Termination	or Death
Separation	on 9/30/10	on 9/30/10	on 9/30/10	on 9/30/10	on 9/30/10
Compensation:
Base salary (1)	$—	$—	$200,000	$400,000	$—
Performance-based incentive compensation	$—	$—	$—	$—	$—
Stock options	$—	$—	$—	$—	$—

Benefits and Perquisites:
Health and welfare benefits (2)	$—	$—	$2,370	$9,480	$—
Accrued vacation pay (3)	$3,846	$3,846	$3,846	$3,846	$3,846

Total	$3,846	$3,846	$206,216	$413,326	$3,846

(1)         Reflects twelve months severance to be paid upon termination without cause and twenty four months upon termination in a change of control, less any months worked.

(2)         Reflects six and twenty four month’s group insurance, respectively, without cause or upon termination in a change of control.

(3)         Reflects the value of vacation pay accrued as of September 30, 2010.

DIRECTOR COMPENSATION

The Company uses stock options grants to incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. During year then ended September 30, 2010, Ronald Erickson and James Gingo did not receive any compensation for his service as a director.  The compensation disclosed in the Summary Compensation Table on page 15 represents the total compensation.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors during the year then ended September 30, 2010.

	Stock	Option
Name	Awards (1)	Awards (1)	Total
Bradley Sparks	$—	$85,467	$85,467
Marco Hegyi	5,250	—	5,250
Masahiro Kawahata	5,250	—	5,250
Jon Pepper	5,250	—	5,250
Yoshitami Arai	5,250	—	5,250
Paul Bonderson (2)	—	—	—

Total	$21,000	$85,467	$106,467

(1)         Reflects the dollar amount recognized for financial statement reporting purposes for the year then ended September 30, 2010 in accordance with FASB ASC Topic 718. The assumptions used in the valuation of options is included in the Footnotes of the Form 10-K as filed with the SEC on December 30, 2010.

(2)         Mr. Bonderson joined the Board on June 8, 2010 with the closing of the TransTech acquisition. They received 3,000,000 and 600,000 shares at $.02 per share related to the acquisition.

Compensation Paid to Board Members

Our independent non-employee directors are not compensated in cash.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of October 22, 2010 by:

•	each director and nominee for director;

•	each person known by us to own beneficially 5% or more of our common stock;

•	each officer named in the summary compensation table elsewhere in this report; and

•	all directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each beneficial owner of more than 5% of common stock is Visualant, Inc., 500 Union Street, Suite 406, Seattle, Washington 98101.

	Amount	Percentage
Directors and Officers-
Ronald Erickson	6,506,473	16.5%
Mark Scott	1,000,000	2.5%
Bradley Sparks	50,000	*
Marco Hegyi	375,000	*
Masahiro Kawahata	777,375	2.0%
Jon Pepper	375,000	*
Yoshitami Arai	195,000	*
James Gingo	3,000,000	7.6%
Paul Bonderson	625,000	1.6%
Total Directors and Officers (9 in total)	12,903,848	32.8%

	Number	Percentage
Greater Than 5% Ownership

Ronald Erickson	6,506,473	16.5%	(1)
500 Union Street ,Suite 406
Seattle, WA 98101

James Gingo	3,000,000	7.6%	(2)
TransTech Systems, Inc.
12142 NE Sky Lane Suite 130
Aurora, OR 97002-8730

(1)	Reflects the shares beneficially owned by Ronald Erickson as stated in a Schedule 13D filed with the SEC on May 19, 2010, and which has subsequently confirmed the ownership.

(2)	Reflects the shares beneficially owned by James Gingo as stated in a Schedule 13D filed with the SEC on June 17, 2010, and which has subsequently confirmed the ownership.

PROPOSAL 2

To Adopt the Visualant, Inc. 2011 Stock Incentive Plan

General

The Company is asking the shareholders to approve the Visualant, Inc. 2011 Stock Incentive Plan (the “Plan”), the material terms of which are more fully described below. The Board of Directors approved the Plan on January 27, 2011, subject to the shareholder approval solicited by this proxy statement. The purpose of the Plan is to assist the Company and its affiliates in attracting, retaining and providing incentives to employees, directors, consultants and independent contractors who serve the Company and its affiliates by offering them the opportunity to acquire or increase their proprietary interest in the Company and to promote the identification of their interests with those of the shareholders of the Company.

Description of the Plan

The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units (“RSUs”) Performance Awards and Other Stock-Based Awards (each, an “Award”). The following summary of the material features of the Plan is entirely qualified by reference to the full text of the Plan, a copy of which is attached hereto as Annex 1. Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.

Eligibility

All Employees, Non-Employee Directors, consultants and independent contractors of the Company and its Affiliates (“Eligible Persons”) are eligible to receive grants of Awards under the Plan. As of January 31, 2011 the number of employees eligible to participate in the Plan was 10, the number of consultants and independent contractors eligible to participate in the Plan was 1, and the number of non-employee directors eligible to participate in the Plan was 3.

Administration

Except with respect to Awards granted to Non-Employee Directors, the Plan is administered by the Compensation Committee of the Board of Directors, unless the Board of Directors appoints another committee or person(s) for such purpose. If no such appointment is in effect at any time, the committee shall mean the Board (the “Committee”). With respect to Awards granted to Non-Employee Directors, the Board of Directors serves as the Committee, unless the Board of Directors appoints another committee or person(s) for such purpose. The Committee has plenary authority and discretion to determine the Eligible Persons to whom Awards are granted (each a “Participant”) and the terms of all Awards under the Plan. Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.

Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued under the Plan is seven million (7,000,000), provided that no more than one million (1,000,000) shares may be issued pursuant to Awards that are not Options, and (b) the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan during a fiscal year is one million (1,000,000) shares.  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise. If any shares of Restricted Stock are forfeited, or if any Award terminates, expires or is settled without all or a portion of the shares of Common Stock covered by the Award being issued, such shares will again be available for the grant of additional Awards. Further, if an Option is surrendered pursuant to a “net issuance” as described below, the number of shares covered by the surrendered Option, reduced by the number of shares of Common Stock issued pursuant to the net issuance, will be available for the grant of additional Awards.

Options

The Plan authorizes the grant of Nonqualified Stock Options and Incentive Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Code and may be granted only to Section 422 Employees. A Section 422 Employee is an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after the adoption of the Plan. Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code. The exercise of an Option permits the Participant to purchase shares of Common Stock from the Company at a specified exercise price per share. Options granted under the Plan are exercisable upon such terms and conditions as the Committee shall determine. The exercise price per share and manner of payment for shares purchased pursuant to Options are determined by the Committee, subject to the terms of the Plan. The per share exercise price of Options granted under the Plan may not be less than the fair market value (110% of the fair market value in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) per share on the date of grant. The Plan provides that the term during which Options may be exercised is determined by the Committee, except that no Option may be exercised more than ten years (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) after its date of grant. The Committee may permit the exercise of an Option on a “net issuance” basis pursuant to which the Participant surrenders an Option and receives in exchange shares of Common Stock with a fair market value on the date of surrender equal to the difference between (i) the fair market value of the shares subject to the surrendered Option, and (ii) the exercise price of the surrendered Option. The Committee may condition the grant or vesting of an Option on the achievement of one or more Performance Goals, as described below.

Restricted Stock Awards

The Plan authorizes the Committee to grant Restricted Stock Awards. Shares of Common Stock covered by a Restricted Stock Award are restricted against transfer and subject to forfeiture and such other terms and conditions as the Committee determines. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more Performance Goals, as described below.

RSUs

The Plan authorizes the Committee to grant RSU Awards. RSU Awards granted under the Plan are contingent awards of Common Stock (or the cash equivalent thereof). Pursuant to such Awards, shares of Common Stock are issued subject to such terms and conditions as the Committee deems appropriate, including terms that condition the issuance of the shares upon the achievement of one or more Performance Goals, as described below. Unlike in the case of awards of Restricted Stock, shares of Common Stock are not issued immediately upon the award of RSUs, but instead shares of Common Stock (or the case equivalent thereof) are issued upon the satisfaction of such terms and conditions as the Committee may specify, including the achievement of one or more Performance Goals.

Performance Awards

The Plan authorizes the grant of Performance Awards. Performance Awards provide for payments in cash, shares of Common Stock or a combination thereof contingent upon the attainment of one or more Performance Goals established by the Committee. For purposes of the limit on the number of shares of Common Stock with respect to which an Employee may be granted Awards during any fiscal year, a Performance Award is deemed to cover the number of shares of Common Stock equal to the maximum number of shares that may be issued upon payment of the Award. The maximum cash amount that may be paid to any Employee pursuant to all Performance Awards granted to such Employee during a fiscal year may not exceed $250,000.

Other Stock-Based Awards

The Plan authorizes the grant of Other Stock-Based Awards. Other Stock-Based Awards shall cover such number of shares of Common Stock and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

Dividends and Dividend Equivalents

The terms of an Award may, at the Committee’s discretion, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Common Stock covered by the Award. Such payments may either be made currently or credited to any account established for the Participant, and may be settled in cash or shares of Common Stock.

Performance Goals

The terms and conditions of an Award may provide for the grant, vesting or payment of the Award to be contingent upon the achievement of one or more specified Performance Goals established by the Committee. For this purpose, “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

Capital Adjustments

If the outstanding Common Stock of the Company changes as a result of a stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation or the like, the Committee shall substitute or adjust: (a) the number and class of securities subject to outstanding Awards, (b) the type of consideration to be received upon exercise or vesting of an Award, (c) the exercise price of Options, (d) the aggregate number and class of securities for which Awards may be granted under the Plan, and/or (e) the maximum number of Shares with respect to which an Employee may be granted Awards during the fiscal year.

Withholding

The Company is generally required to withhold tax on the amount of income recognized by a Participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) withholding of shares of Common Stock otherwise issuable, or (c) delivery to the Company by the Participant of unencumbered shares of Common Stock.

Termination and Amendment

The Board of Directors may amend or terminate the Plan at any time. However, after the Plan has been approved by the stockholders of the Company, the Board of Directors may not amend or terminate the Plan without the approval of (a) the Company’s stockholders if stockholder approval of the amendment is required by applicable law, rules or regulations, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Term of the Plan

Unless sooner terminated by the Board of Directors, the Plan will terminate on March 18, 2021. Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not affect the validity of any Awards outstanding on the date of termination.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

Incentive Stock Options. Generally, a Participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a Participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the Participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Nonqualified Stock Option, as described below.

The general rule is that gain or loss from the sale or exchange of shares of Common Stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If certain holding period requirements are not satisfied, however, the Participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Nonqualified Stock Options, RSUs, Performance Awards and Other Stock-Based Awards. A Participant generally is not required to recognize income on the grant of a Nonqualified Stock Option, RSU, Performance Award or Other Stock-Based Award. Instead, ordinary income generally is required to be recognized on the date the Nonqualified Stock Option is exercised, or in the case of an RSU, Performance Award or Other Stock-Based Award, on the date of payment of such Award in cash and/or shares of Common Stock. In general, the amount of ordinary income required to be recognized is: (a) in the case of a Nonqualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the date of exercise over the exercise price; and (b) in the case of an RSU, Performance Award or Other Stock-Based Award, the amount of cash and the fair market value of any shares of Common Stock received.

Restricted Stock. Unless a Participant who is granted shares of Restricted Stock makes an election under Section 83(b) of the Code as described below, the Participant generally is not required to recognize ordinary income on the award of Restricted Stock. Instead, on the date the shares vest (i.e. become transferable or no longer subject to a substantial risk of forfeiture), the Participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares of Restricted Stock on such date over the amount, if any, paid for such shares. If a Participant makes a Section 83(b) election to recognize ordinary income on the date the shares of Restricted Stock are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the Participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares of Common Stock granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of Common Stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a Participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company. The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a Participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Nonqualified Stock Option (including an Incentive Stock Option that is treated as a Nonqualified Stock Option, as described above), a Restricted Stock Award, an RSU, a Performance Award or an Other Stock-Based Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the Participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Plan, the Committee has plenary authority and discretion to determine the vesting schedule of Awards. Any Award under which vesting is accelerated by a change in control of the Company, would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan has been designed to allow the grant of Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient including immediate taxation upon vesting, an additional income tax of 20 percent of the amount of income so recognized, plus a special interest payment. The Plan is intended to comply with Section 409A of the Code to the extent applicable, and the Committee will administer and interpret the Plan and Awards accordingly.

Securities Authorized for Issuance Under Equity Compensation Plans

As of September 30, 2010, the Company had the following equity compensation plans in place: 2005 Stock Option Plan.

	(a)	(b)	(c)
Number of securities
remaining available
	Number of securities	Weighted-average	for future issuance
	to be issued upon	exercise price of	under equity compensation
	exercise of outstanding	outstanding options,	plan (excluding securities
Plan Category	options, warrants and rights	warrants and rights	reflected in column
Equity compensation plan
approved by shareholders	—	—	—
Equity compensation plans
not approved by shareholders	4,735,000	0.288	—
Total	4,735,000	0.288	—

Your Board Recommends That Stockholders Vote FOR To Adopt the Visualant, Inc. 2011 Stock Incentive Plan

PROPOSAL 3

Ratification of the Appointment of Madsen & Associates CPA’s, Inc.

as the Company’s Independent Registered Public Accounting Firm (Independent Auditors)

for the fiscal year ended September 30, 2011

At its December 30, 2010 meeting, the Audit Committee recommended and approved the appointment of Madsen & Associates CPA’s, Inc. as the Company’s independent registered public accounting firm (independent auditors) to examine the consolidated financial statements of the Company for the fiscal year ended September 30, 2011. The Board is seeking the stockholders’ ratification of such action.

Action by our stockholders is not required by law in connection with the appointment of the Company’s independent accountants. If the Company’s stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee.

Madsen & Associates CPA’s, Inc. has no direct or indirect financial interest in the Company or in any of its subsidiaries, nor has it had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. It is expected that representatives of Madsen & Associates CPA’s, Inc. will not attend the Annual Meeting and therefore will not be available to answer questions.

Your Board and the Audit Committee Recommend that Stockholders Vote

FOR

Ratification of the Appointment of Madsen & Associates CPA’s, Inc.

as the Company’s Independent Registered Public Accounting Firm

for the fiscal year ended September 30, 2011

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised solely of independent directors and, among other things, is responsible for:

•	the appointment of independent registered accounting firm;

•	review the arrangements for and scope of the audit by independent auditors;

•	review the independence of the independent auditors;

•	consider the adequacy and effectiveness of the system of internal accounting and financial controls and review any proposed corrective actions;

•	review and monitor our policies regarding business ethics and conflicts of interest;

•	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters; and

•	review the activities and recommendations of our accounting department.

Audit Committee Pre-Approval Policy

The Audit Committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the Audit Committee subject to certain restrictions. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company's financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee’s responsibilities under the Exchange Act. During fiscal year ended September 30, 2010, the Audit Committee pre-approved all audit and permissible non-audit services provided by our independent auditors.

Service Fees Paid to the Independent Registered Public Accounting Firm

The Audit Committee engaged Madsen & Associates CPA’s, Inc. to perform an annual audit of the Company’s financial statements for the fiscal years ended September 30, 2010, 2009 and 2008. The following is the breakdown of aggregate fees paid to the auditors for the Company for the last three fiscal years:

	Year Ended	Year Ended	Year Ended
	September 30, 2010	September 30, 2009	September 30, 2008
Audit fees	$7,070	$13,205	$7,400
Audit related fees	7,310	—	—
Tax fees	350	1,000	—
All other fees	35,842	—	—

	$50,572	$14,205	$7,400

- “Audit Fees” are fees paid for professional services for the audit of our financial statements.

- “Audit-Related fees” are fees billed by Madsen & Associates CPA’s, Inc. to us for services not included in the first two categories, specifically, SAS 100 reviews, SEC filings and consents, and accounting consultations on matters addressed during the audit or interim reviews, and review work related to quarterly filings.

- “Tax Fees” are fees primarily for tax compliance in connection with filing US income tax returns.

AUDIT COMMITTEE REPORT

The Audit Committee, which is composed of two independent directors (Jon Pepper and Marco Hegyi) and one management director (Bradley Sparks) operates under a written charter adopted by the Board. Among its functions, the Audit Committee recommends to the Board the selection of independent registered accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing those financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee the financial reporting process on behalf of the Board and to report the result of their activities to the Board.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

The independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence and considered the compatibility of permissible non-audit services with the auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the committee, and relying thereon, the Audit Committee recommended that the Board include the audited financial statements in our Annual Report on Form 10-K for the fiscal years for the fiscal years ended September 30, 2010, 2009 and 2008.

Audit Committee of the Board of Directors,

Bradley Sparks, Chairman

Jon Pepper

Marco Hegyi

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, directors and 10% stockholders are required under Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Copies of these reports must also be furnished to the Company.

Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended September 30, 2010 its executive officers, directors and 10% holders complied with all filing requirements, with the following possible exceptions:

1.     Form 4’s for Marco Hegyi, Jon Pepper, Yoshitami Arai and Masahiro Kawahata dated February 9, 2010 and required to be filed on February 11, 2010 were filed on March 5, 2010.

2.     A Form 3 for James Gingo dated June 8, 2010 and required to be filed on June 10, 2010 was filed on June 17, 2010. The late filing resulted from obtaining SEC codes for Mr. Gingo.

3.     A Form 3 for Paul Bonderson dated June 8, 2010 and required to be filed on June 10, 2010 was filed on October 28, 2010. The late filing resulted from obtaining SEC codes for Mr. Bonderson.

4.     A Form 13-D for James Gingo dated June 8, 2010 and required to be filed on June 14, 2010 was filed on June 17, 2010. The late filing resulted from obtaining SEC codes for Mr. Gingo.

5.     A Form 13-D for Ronald Erickson dated May 10, 2010 and required to be filed on May 14, 2010 was filed on May 19, 2010.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to submit a proposal to be considered for inclusion in the Company’s proxy statement for the 2012 Annual Meeting of Stockholders, the proposal must be submitted to the Secretary of the Company (addressed to Visualant, Inc., Attn: Corporate Secretary, 500 Union Street, Suite 406, Seattle, Washington 98101 in proper form (per SEC Regulation 14A, Rule 14a-8—Stockholder Proposals) and received by the Secretary on or before November 18, 2011. If, however, the date of the 2012 Annual Meeting of Stockholders is not within 30 days before or after March 18, 2012, any stockholder proposal must be received by the Secretary of the Company a reasonable time before we begin to print and send our proxy materials.

In accordance with the provisions of the Company’s Amended and Restated Bylaws, any stockholder proposals for the 2012 Annual Meeting of Stockholders that are submitted outside the processes of Rule 14a-8 (i.e., proposals that are not submitted for inclusion in the Company’s proxy statement) will be considered untimely if they are received by the Secretary of the Company after November 18, 2011. If, however, the date of the 2012Annual Meeting of Stockholders is not within 30 days before or after March 18 2012, any such proposal will be considered untimely if it is received (i) after the date that is 45 days prior to the date of the 2012 Annual Meeting of Stockholders (if at least 60 days’ advance notice of the meeting is given to stockholders), or, if less than 60 days’ advance notice is given to stockholders, (ii) after the date that is 15 days after the date on which notice of the 2012 Annual Meeting of Stockholders is given to stockholders.

OTHER BUSINESS

The Company’s management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

INCORPORATION BY REFERENCE OF ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as filed with the SEC, accompanies this Proxy Statement. Any exhibit to the Form 10-K will be made available, free of charge, upon written request. Written requests should be addressed to Visualant, Inc., Attn: Investor Relations, 500 Union Street, Suite 406, Seattle, Washington 98101. Copies of these documents may also be accessed electronically via the SEC’s website at http://www.sec.gov. The Company’s Form 10-K is not part of these proxy solicitation materials.

Mark Scott

Secretary

Seattle, WA

March 31, 2011

Annex 1

VISUALANT, INC.

2011 STOCK INCENTIVE PLAN

1.            Definitions.  In the Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1          “Affiliate” means a corporation, partnership, business trust, limited liability company or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity, designated by the Committee, in which the Company has a significant interest.

1.2          “Agreement” means a written agreement or other document evidencing an Award that shall be in such form as the Committee may specify.  The Committee in its discretion may, but not need, require a Participant to sign an Agreement.

1.3          “Award” means a grant of an Option, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

1.4          “Board” means the Board of Directors of the Company.

1.5          “Code” means the Internal Revenue Code of 1986, as amended.

1.6          “Committee” means the Compensation Committee of the Board or such other committee(s) appointed by the Board to administer the Plan or to make and/or administer specific Awards hereunder.  If no such appointment is in effect at any time, “Committee” shall mean the Board.  Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to Non-Employee Directors and administering the Plan with respect to those Awards, unless the Board determines otherwise.

1.7          “Common Stock” means the Company’s common stock, par value $.01 per share.

1.8          “Company” means Visualant, Inc., and any successor thereto.

1.9          “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.1.

1.10         “Date of Grant” means the date on which an Award is granted under the Plan.

1.11         “Eligible Person” means any person who is (a) an Employee (b) a Non-Employee Director or (c) a consultant or independent contractor to the Company or an Affiliate.

1.12         “Employee” means any individual determined by the Committee to be an employee of the Company or an Affiliate.

1.13         “Exercise Price” means the price per Share at which an Option may be exercised.

1.14         “Fair Market Value” means an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose, or, unless otherwise determined by the Committee, if the Common Stock is traded on a securities exchange or automated dealer quotation system, fair market value shall be the last sale price for a Share, as of the relevant date, on such securities exchange or automated dealer quotation system as reported by such source as the Committee may select; provided, however, that in the case of an Option, in all events Fair Market Value shall be determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation within the meaning of Section 409A of the Code.

1.15         “Incentive Stock Option” means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.

1.16         “Non-Employee Director” means any member of the Board, or of an Affiliate’s board of directors, who is not an Employee.

1.17         “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

1.18         “Option” means an option to purchase Shares granted pursuant to Section 6.

1.19         “Option Period” means the period during which an Option may be exercised.

1.20         “Other Stock-Based Award” means an Award granted pursuant to Section 12.

1.21         “Participant” means an Eligible Person who has been granted an Award.

1.22         “Performance Award” means a performance award granted pursuant to Section 10.

1.23         “Performance Goals” means performance goals established by the Committee which may be based on earnings or earnings growth, sales, return on assets, cash flow, total shareholder return, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, implementation or completion of one or more projects or transactions, or any other objective goals established by the Committee, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Such performance goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

1.24         “Plan” means this Visualant, Inc. 2010 Stock Incentive Plan, as amended from time to time.

1.25         “Restricted Stock” means Shares granted pursuant to Section 8.

1.26         “Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.

1.27         “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.

1.28         “Share” means a share of Common Stock.

1.29         “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

2.           Purpose.  The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company and its Affiliates.

3.           Administration.  The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons, subject to the provisions of the Plan.  The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom Awards shall be granted, the terms (which terms need not be identical) of all Awards, including without limitation the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the period during which Options may be exercised and Restricted Stock shall be subject to restrictions.  In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall have plenary authority to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted thereunder.  The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.  The Committee may delegate its authority under this Section 3 and the terms of the Plan to such extent it deems desirable and is consistent with the requirements of applicable law.

4.           Eligibility.  Awards may be granted only to Eligible Persons; provided that (a) Incentive Stock Options may be granted only Eligible Persons who are Section 422 Employees; and (b) Options may be granted only to persons with respect to whom Shares constitute stock of the service recipient (within the meaning of Section 409A of the Code and the applicable Treasury Regulations thereunder).

5.           Stock Subject to Plan.

5.1         Subject to adjustment as provided in Section 13, (a) the maximum number of Shares that may be issued under the Plan is seven million (7,000,000) shares, provided that no more than one million (1,000,000) shares may be issued pursuant to Awards that are not Options, and (b) the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan during a fiscal year is one million (1,000,000) shares.  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.

5.2         If an Option expires or terminates for any reason without having been fully exercised or is surrendered pursuant to Section 6.4, if shares of Restricted Stock are forfeited, or if Shares covered by a Performance Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards; provided, however, that in the case of Shares that are withheld to pay withholding taxes with respect to an Award, no such withheld Shares shall again be available for the grant of Awards hereunder.

6.           Options.

6.1         Options granted under the Plan to Eligible Persons shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees on the Date of Grant.  Each Option granted under the Plan shall be identified as either a Nonqualified Stock Option or an Incentive Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the Option.  Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all plans of the Company and any parent or subsidiary corporation) exceeds USD $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options.  For purposes of this Section 6.1, Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares was granted.  Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify.  The Committee, in its discretion, may condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2         The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.  Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3         The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement; provided that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

6.4         To the extent provided in an Agreement, a Participant may surrender to the Company an Option (or a portion thereof) that has become exercisable and to receive upon such surrender, without any payment to the Company (other than required tax withholding amounts), that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (a) the Fair Market Value on the date of surrender over (b) the Exercise Price, plus an amount of cash equal to the fair market value of any fractional Share to which the Participant would be entitled but for the parenthetical above relating to whole number of Shares.  Any such surrender shall be treated as the exercise of the Option (or portion thereof).

7.           Exercise of Options.

7.1         Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of an Option, by (a) a full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.  To the extent provided in the applicable Agreement, payment may be made by (a) delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for at least six months, or such other period, if any, as may be required by the Committee), valued at Fair Market Value on the Date of Exercise or (b) delivery of a promissory note as provided in Section 7.2.

7.2         To the extent provided in the applicable Agreement and permitted by applicable law, the Committee may accept as payment of all or a portion of the Exercise Price a promissory note executed by the Participant evidencing the Participant’s obligation to make future cash payment thereof.  Promissory notes made pursuant to this Section 7.2 shall (a) be secured by a pledge of the Shares received upon exercise of the Option, (b) bear interest at a rate fixed by the Committee, and (c) contain such other terms and conditions as the Committee may determine in its discretion.

8.           Restricted Stock Awards.  Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award.  Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify.  Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

9.           Restricted Stock Unit Awards.  Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including without limitation, terms that condition the issuance of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.

10.         Performance Awards.  Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash and/or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals, and (b) contains such other terms and conditions as may be determined by the Committee.  For purposes of Section 5.1(b) hereof, a Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award.  The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a fiscal year shall not exceed $250,000.

11.         Dividends and Dividend Equivalents.  The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award, which payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.

12.         Other Stock-Based Awards.  The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”).  Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting the Other Stock-Based Award upon the achievement of one or more Performance Goals.

13.         Capital Events and Adjustments.  In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, spin-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during the period specified in Section 5.1(b).

14.         Termination or Amendment.  The Board may amend or terminate the Plan in any respect at any time; provided, however, that, after the Plan has been approved by the stockholders of the Company, the Board shall not amend or terminate the Plan without approval of (a) the Company’s stockholders to the extent stockholder approval of the amendment is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, and (b) each affected Participant if such amendment or termination would adversely affect such Participant’s rights or obligations under any Award granted prior to the date of such amendment or termination.

15.         Modification, Substitution of Awards.

15.1         Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award and (b) subject to Section 13, in no event may (i) an Option be modified to reduce the Exercise Price of the Option, or (ii) an Option be cancelled or surrendered in consideration for the grant of a new Option with a lower Exercise Price.

15.2         Anything contained herein to the contrary notwithstanding, Awards may, at the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate.  The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted.  Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.1(b), except to the extent the Committee determines that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

15.3         Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party, the Committee shall take such actions, if any, as it deems necessary or appropriate to prevent the enlargement or diminishment of Participants’ rights under the Plan and Awards granted hereunder, and may, in its discretion, cause any Award granted hereunder to be canceled in consideration of a cash payment equal to the fair value of the canceled Award, as determined by the Committee in its discretion.  Unless the Committee determines otherwise, the fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option.

16.         Foreign Employees.  Without amendment of the Plan, the Committee may grant Awards to Eligible Persons who are subject to the laws of foreign countries or jurisdictions on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan.  The Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws of other countries or jurisdictions in which the Company or any Affiliate operates or has employees.

17.         Stockholder Approval.  The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14, are subject to approval by vote of the stockholders of the Company at an annual or special meeting of the stockholders within twelve (12) months of the date of its adoption by the Board.

18.         Withholding.  The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements.  To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, a Participant may satisfy any such withholding tax obligation by one or any combination of the following means:  (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

19.         Term of Plan.  Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the date that is ten years after the earlier of that date that the Plan is adopted by the Board or approved by the Company’s stockholders, and no Awards may be granted or awarded after such date.  The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

20.         Indemnification of Committee.  In addition to such other rights of indemnification as they may have as members of the Board or Committee, members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

21.         General Provisions.

21.1         The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.  Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

21.2         Neither the adoption of the Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

21.3         The interests of any Eligible Person under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except to the extent provided in an Agreement.

21.4         The Plan shall be governed, construed and administered in accordance with the laws of the State of Washington, without giving effect to the conflict of law principles.

21.5         The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws.  The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

21.6         The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying, to the Board’s or Committee’s complete satisfaction, with all rules and regulations under federal, state or local law deemed applicable by the Committee.

21.7         To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.8         Notwithstanding any other provision of the Plan to the contrary, to the extent any Award (or a modification of an Award) under the Plan results in the deferral of compensation (for purposes of Section 409A of the Code), the terms and conditions of the Award shall comply with Section 409A of the Code.